UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2020

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039

New York, New York 10020

(Address of principal executive offices, including ZIP code)

(646) 756-2997

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 29, 2020, Hoth Therapeutics, Inc. (the “Company”) entered into a Sponsored Project Agreement (the “Agreement”) with Virginia Commonwealth University (“VCU”) for the development of a potential COVID-19 treatment using the license to a novel peptide granted to the Company by VCU as previously reported on the Company’s Current Report on Form 8-K filed on May 19, 2020. The Agreement shall terminate on January 9, 2021, unless earlier terminated pursuant to the terms thereof.

The foregoing summary of the Agreement does not purport to be complete and is qualified in its entirety by reference to the  Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 30, 2020, the Company held its annual meeting of shareholders (the “Annual Meeting”). A total of 6,286,339 shares of common stock constituting a quorum were represented virtually in person or by valid proxies at the Annual Meeting. The final results for each of the matters submitted to a vote of shareholders at the Annual Meeting, as set forth in the Company’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on May 19, 2020, are as follows:

Proposal 1. At the Annual Meeting, the terms of all current members of the Board expired. All of the six nominees for director were elected to serve until the next annual meeting of shareholders or until their respective successors have been duly elected and qualified, or until such director’s earlier resignation, removal or death. The result of the votes to elect the six directors were as follows:

Directors	For	Against	Broker Non-Votes and Abstentions
Robb Knie	5,626,007	11,373	648,959
Vadim Mats	5,602,995	34,323	649,021
Kenneth Rice	3,920,517	1,716,797	649,025
David Sarnoff	5,591,897	30,217	664,225
Graig Springer	5,626,009	11,367	648,963
Wayne Linsley	5,626,030	11,347	648,962

Proposal 2. At the Annual Meeting, the shareholders approved  the ratification of the appointment of WithumSmith+Brown, PC (“Withum”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020. The result of the votes to approve Withum was as follows:

For	Against	Abstain	Broker Non-Votes
6,265,886	10,732	9,721	0

Item 8.01 Other Events.

The Company issued a press release on June 30, 2020 announcing the execution of the Agreement. A copy of the release is attached to this Form 8-K as Exhibit 99.1, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
10.1##	Sponsored Project Agreement by and between the Company and Virginia Commonwealth University
99.1	Press release dated June 30, 2020

##	Pursuant to Item 601(b)(10) of Regulation S-K, certain confidential portions of this exhibit were omitted by means of marking such portions with an asterisk because the identified confidential portions (i) are not material and (ii) would be competitively harmful if publicly disclosed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2020	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer

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